                                                                    EXHIBIT 3.81
                                                          FEDERAL IDENTIFICATION
                                                                  NO. 04-2931936

                        The Commonwealth of Massachusetts
                             William Francis Galvin
                          Secretary of the Commonwealth
              One Ashburton Place, Boston, Massachusetts 02108-1512

                              ARTICLES OF AMENDMENT
                    (General Laws, Chapter 156B, Section 72)

         We, Richard Pyle, Vice President, and Raymond Dewhirst, Clerk of The Lexington Club, Inc., located at 475 Bedford Street, Lexington MA 02420, certify that these Articles of Amendment affecting articles numbered: I of the Articles of Organization were duly adopted by written consent on Oct. 12, 2000, by vote of: 1,000 shares of Common Stock of 1,000 shares outstanding, being all of each type, class or series outstanding and entitled to vote thereon.

Voted: That the name of the Corporation be, and it hereby is, changed from "The Lexington Club, Inc." to "TSI Lexington (MA), Inc."

The foregoing amendment(s) will become effective when these Articles of Amendment are filed in accordance with General Laws, Chapter 156B, Section 6 unless these articles specify, in accordance with the vote adopting the amendment, a later effective date not more than thirty days after such filing, in which event the amendment will become effective on such later date.

Later effective date: Upon filing.

SIGNED UNDER THE PENALTIES OF PERJURY, this 25th day of October, 2000.

/s/ Richard Pyle                                              , Vice President
--------------------------------------------------------------
Richard Pyle

/s/ Raymond Dewhirst                                          , Clerk
--------------------------------------------------------------
Raymond Dewhirst

                        The Commonwealth of Massachusetts
                 Office of the Massachusetts Secretary of State
                         Michael J. Connolly, Secretary
                One Ashburton Place, Boston, Massachusetts 02108

                                                          FEDERAL IDENTIFICATION
                                                                   NO 04-2931936

                              ARTICLES OF AMENDMENT

                     General Laws, Chapter 156B, Section 72

This certificate must be submitted to the Secretary of the Commonwealth within sixty days after the date of the vote of stockholders adopting the amendment. The fee for filing this certificate is prescribed by General Laws, Chapter 156B,
Section 114. Make check payable to the Commonwealth of Massachusetts.

We, Bruce E. Buckbee, President and Peter B. Finn, Clerk of The Lexington Club, Inc. located at One Devonshire Place, Boston, MA do hereby certify that the following amendment to the articles of organization of the corporation was duly adopted at a unanimous consent meeting dated December 28, 1990, by vote of 1,000 shares of Common out of 1,000 shares outstanding, being all of each class outstanding and entitled to vote thereon.

TO CHANGE the number of shares and the par value, if any, of each class of stock within the corporation fill in the following:

The total presently authorized is:

---------------------------------------------------------------------------
                      NO PAR VALUE          WITH PAR VALUE
KIND OF STOCK       NUMBER OF SHARES       NUMBER OF SHARES       PAR VALUE
---------------------------------------------------------------------------
---------------------------------------------------------------------------
   COMMON                15,000                  -0-                 -0-
---------------------------------------------------------------------------

---------------------------------------------------------------------------
  PREFERRED               -0-                    -0-                 -0-
---------------------------------------------------------------------------

CHANGE the total to:

---------------------------------------------------------------------------
                      NO PAR VALUE          WITH PAR VALUE
KIND OF STOCK       NUMBER OF SHARES       NUMBER OF SHARES       PAR VALUE
---------------------------------------------------------------------------
---------------------------------------------------------------------------
   COMMON                15,000                  -0-                 -0-
---------------------------------------------------------------------------

---------------------------------------------------------------------------
  PREFERRED               -0-                   4,960             $ 100.000
---------------------------------------------------------------------------

                                    Exhibit A

                            THE LEXINGTON CLUB, INC.

                     Amendments to Articles of Organization

         The Articles of Organization of the Corporation, as filed with the Massachusetts Secretary of State on September 25, 1986, are hereby amended as follows:

         I. Article 4 is amended by deleting Article 4 in its entirety and by substituting in its place and stead the following:

                  The Corporation is authorized to issue 15,000 shares of Common Stock, without a par value, and 4,960 shares of Cumulative Preferred Stock, having a par value of One Hundred Dollars ($100.00) per share (the "preferred stock").

         II. Article 5 is amended by deleting Article 5 in its entirety and by substituting in its place and stead the following:

         Cumulative Preferred Stock

                  The holders of the preferred stock shall be entitled to receive, when and as declared by the Board of Directors, from funds legally available therefor, a cumulative annual dividend equal to either (i) ten percent (10%) of the par value of each share of preferred stock (the "ordinary dividend rate") or (ii) under the circumstances specified below, the special dividend rate as defined herein, payable annually on the last business day of each fiscal year of the Corporation, before any dividend or other distribution shall be declared, set apart or paid on the common stock. Such dividends shall accrue on each share of preferred stock from the date of its original issue, on a pro rata basis from day to day during each year, regardless of whether earned or declared by the Board of Directors. Should the legally available funds be insufficient at any time to pay cumulative dividends on the preferred stock in whole or in part, such deficiency shall be fully paid and set apart for payment from future accumulated surplus or net profits until the full amount of all cumulative dividends upon the preferred stock shall have been paid or set apart for payment before any dividends shall be paid or set apart for payment on the Corporation's common stock. If dividends accrue during a year in which the special dividend rate applies, such dividends shall be payable at such rate regardless of the dividend rate applicable at the date of payment.

         Special Dividend Rate

                  In lieu of the ordinary dividend rate on the preferred stock, the special dividend rate (as defined below) shall apply with respect to any calendar year on the first business day of which the aggregate par value of all outstanding preferred stock shall exceed the respective values stated below in the years indicated:

                            Aggregate Par Value of
Year                      Outstanding Preferred Stock
----                      ---------------------------
1997                               $400,000
1998                                300,000
1999                                200,000
2000                                100,000
2001 and thereafter                     -0-

         The "special dividend rate" shall be a percentage of the par value of each share of preferred stock equal to the sum of (x) the "Base Rate", "Prime Rate" or other equivalent rate of interest on commercial loans in effect on the first business day of the calendar year in question, as established by The First National Bank of Boston (or its successor, including any bank into which it merges or to which it sells substantially all its assets), plus (y) nine percent (9%) per annum.

         Call Feature

                  The preferred stock may be redeemed in whole or in part at any time and from time to time at the option of the Board of Directors upon not less than 60 days' prior written notice to the holders of record of the preferred stock, given in such manner and upon such terms and conditions as may be prescribed in the Corporation's by-laws or by a resolution duly adopted by the Board of Directors, by payment in cash for each share of preferred stock being thereby redeemed equal to $100 per share (such amount to be adjusted appropriately in the event of any stock split, stock combination, or other similar recapitalization affecting the preferred stock), in addition to the payment at the time of such redemption of all unpaid cumulative dividends accrued on such shares to the date of redemption, whether or not earned or declared.

         Voting of Stock

                  The holders of the common stock shall have and exercise all of the voting power of the Corporation for the election of directors and for all other purposes; provided, however, that so long as any shares of preferred stock are outstanding, the Corporation shall not, without the prior written consent or the affirmative vote at a meeting called for that purpose of the holders of at least two-thirds of the total number of shares of preferred stock then outstanding, in any manner, whether by amendment to these Articles of Organization or the By-Laws of the Corporation or otherwise:

                  (1) Alter or abolish any preferential right, or create, alter or abolish any right in respect of redemption of the preferred stock, change the par value of or dividend rate on the preferred stock, or exclude or limit the right of the preferred stock to vote on a matter except as such right may be limited by voting rights given to new shares authorized of an existing or new class;

                  (2) Authorize, or increase the authorized amount of, any class or series of stock ranking prior to the preferred stock in the payment of dividends or the preferential distribution of assets; or

                  (3) Consolidate or merge with, or sell all or substantially all of the assets of the Corporation to, any person or entity.

         The holders of the preferred stock shall have no voting power except as provided herein or as required under the Massachusetts Business Corporation Law.

         Liquidation Distributions

                  In the event of dissolution, liquidation or winding up of the Corporation, whether voluntary or involuntary, the holders of the preferred stock shall be entitled to receive out of the net assets of the Corporation the sum of $100.00 per share (such amount to be adjusted appropriately in the event of any stock split, stock combination, or other similar recapitalization affecting the preferred stock), plus an amount equal to all accrued and unpaid cumulative dividends on such shares, whether or not earned or declared, before any distribution or payment may be made to, or set aside for, the holders of the common stock. If upon the occurrence of any such liquidation, dissolution or winding up, the assets and funds to be thus distributed among the holders of the preferred stock shall be insufficient to permit the payment to such holders of the full aforesaid preferential amount, then each issued and outstanding share of preferred stock shall entitle the holder thereof to a proportion of the assets and funds to be distributed on a pro rata basis, and the holders of the common stock shall in no event be entitled to participate in any such distribution in respect of their shares. The holders of the preferred stock shall not be entitled, in such capacity, to any additional participation in the distribution of the net assets of the Corporation beyond the participation described in the foregoing sentence.

         Other Rights

                  Except as otherwise provided in these Articles of Organization, each share of preferred stock and common stock shall be identical in all respects, shall have the same powers, preferences and rights, without preference of any such class, series or share over any other such class, series or share, and shall be treated as a single class of stock for all purposes.

              See test of Amendment attached hereto as Exhibit "A".

         The foregoing amendment will become effective when these articles of amendment are filed in accordance with Chapter 156B, Section 6 of The General Laws unless these articles specify, in accordance with the vote adopting the amendment, a later effective date not more than thirty days after such filing, in which event the amendment will become effective on such later date.

IN WITNESS WHEREOF AND UNDER THE PENALTIES OF PERJURY, we have hereto signed our names this 28th day of December, in the year 1990.

/s/ Bruce E. Buckbee                                          , President
--------------------------------------------------------------
Bruce E. Buckbee

/s/ Peter B. Finn                                             , Clerk
--------------------------------------------------------------
Peter B. Finn

                        The Commonwealth of Massachusetts
                 Office of the Massachusetts Secretary of State
                       Michael Joseph Connolly, Secretary
                One Ashburton Place, Boston, Massachusetts 02108

                            ARTICLES OF ORGANIZATION
                              (Under G.I. Ch. 156B)
                                  Incorporators

NAME                                            POST OFFICE ADDRESS

Peter B. Finn                                   117 Tudor Rd., Needham, MA 02192

         The above-named incorporator does hereby with the intention of forming a corporation under the provisions of General Laws, Chapter 156B and hereby state(s):

         1.       The name by which the corporation shall be known is:

                           The Lexington Club, Inc.

         2.       The purpose for which the corporation is formed is as follows:

(a) To engage in the general development, management and operation of physical fitness centers, including but not limited to The Lexington Club, #75 Bedford Rd., Lexington, MA and to manage develop and operate sports fitness and rehabilitation programs, counseling, fitness and recreational exercising; to operate related recreational activities including the sale of food and beverages; to buy, sell, and generally deal in recreational and health products and supplies.

(b) To carry on any business or other activity which may be lawfully carried on by a corporation organized under the Business Corporation Law (Ch. 1568) of the Commonwealth of Massachusetts, whether or not related to those referred to in the foregoing paragraph.

         3. The total number of shares and the par value, if any, of each class of stock within the corporation is authorized as follows:

-------------------------------------------------------------------------------------
                   WITHOUT PAR VALUE                   WITH PAR VALUE
                   ------------------------------------------------------------------
                                         NUMBER OF
CLASS OF STOCK     NUMBER OF SHARES       SHARES         PAR VALUE            AMOUNT
-------------------------------------------------------------------------------------
Preferred                 --                --              --                 $ --
-------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------
Common                  15,000              --              --                   --
-------------------------------------------------------------------------------------

         4. If more than one class is authorized, a description of each of the different classes of stock with, if any, the preferences voting powers, qualifications, special or relative rights or privileges as to each class thereof and any series now established.

                           Not applicable

         5. The restrictions, if any, imposed by the Articles of Organization upon the transfer of shares of stock of any class are as follows:

                           Not applicable

         6. Other lawful provisions, if any, for the conduct and regulation of business and affairs of the corporation, for its voluntary dissolution, or for limiting, defining, or regulating the powers of the corporation, or of its directors or stockholders, or of any class of stockholders. (If there are no provisions, state "None")

                  See Pages 6A, 6B and 6C annexed hereto and mae a part hereof as if set out verbatim.

                                     PAGE 6A

                             OTHER LAWFUL PROVISIONS

     (a) The directors may make, amend or repeal the by-laws in whole or in part, except with respect to any provision thereof which by law or the by-laws requires action by the stockholders.

     (b) Meetings of the stockholders may be held anywhere in the United States.

     (c) The corporation may be a partner in any business enterprise it would have power to conduct by itself.

     (d) The directors shall have the power to fix, from time to time, their compensation. No personal shall be disqualified from holding any office by reason of any interest. In the absence of fraud, any director, officer or stockholder of this corporation individually, or any individual having any interest in any concern which is a stockholder of this corporation, or any concern in which any such directors, officers, stockholders or individuals have nay interest, may be a party to, may be pecuniarily or otherwise interested in, any contract, transaction or other act of this corporation, and

         (1) such contract, transaction or act shall not be in any way invalidated or otherwise affected by that fact;

         (2) no such director, officer, stockholder or individual shall be liable to account to this corporation for any profit or benefit realized through any such contract, transaction or act; and

         (3) any such director of this corporation may be counted in determining the existence of a quorum at any meeting of the directors or of any committee thereof which shall authorize any such contract, transaction or act, and may vote to authorize the same;

the term "interest" including personal interest and interest as a director, officer, stockholder, shareholder, trustee, member of beneficiary of any concern; and

the term "concern" meaning any corporation, association, trust, partnership, firm, person or other entity other than this corporation.

                                 9(b) Continued

       NAME                        RESIDENCE                   POST OFFICE ADDRESS
       ----                        ---------                   -------------------
Peter B. Finn                 117 Tudor Road                  117 Tudor Road
                              Needham, MA 02192               Needham, MA 02192

Leo Kahn                      180 Kent Street                 180 Kent Street
                              Waban, MA                       Waban, MA

Michael H. Kenyon             10 Jericho Lane                 10 Jericho Lane
                              Wayland, MA 01778               Wayland, MA 01778

Chairman of
the Board:
Steven R. Levinsohn           30 Evans Rd.                    30 Evans Rd.
                              Brooklnine, MA 02146            Brooklnine, MA 02146

7. By-laws of the corporation have been duly adopted and the initial directors, president, treasurer and clerk, whose names are set out below, have been duly elected.

8. The effective date of organization of the corporation shall be the date of filing with the Secretary of the Commonwealth or if saver date is desired, specify date. (not more than 30 days after the date of filing)

9. The following information shall not for any purpose be treated as a permanent part of the Articles of Organization of the corporation.

         a. The post office address of the initial principal office of the corporation of Massachusetts is:

                  One Devonshire Place, Boston, MA 02109
                  Penthouse No. 4

         b. The name, residence and post office address of each of the initial directors and following officers of the corporation are as follows:

                                NAME                     RESIDENCE               POST OFFICE ADDRESS
President:             Bruce E. Buckbee             5 Mt. Pleasant St.          5 Mt. Pleasant St.
                                                    Plymouth, MA 02360          Plymouth, MA 02360

Treasurer:             Steven R Levisohn            30 Evans Road               30 Evans Road
                                                    Brookline, MA 02146         Brookline, MA 02146

Clerk:                 Peter B. Finn                117 Tudor Road              117 Tudor Road
                                                    Needham, MA 02192           Needham, MA 02192

Directors:             Steven R Levisohn            30 Evans Road               30 Evans Road
                                                    Brookline, MA 02146         Brookline, MA 02146

                       Bruce E. Buckbee             5 Mt. Pleasant St.          5 Mt. Pleasant St.
                                                    Plymouth, MA 02360          Plymouth, MA 02360

                       Charles A. Austin, III       225 Franklin St.            225 Franklin St.
                                                    Boston, MA 02110            Boston, MA 02110

         c. The date initially adopted on which the corporation's fiscal year ends is:

                           December 31st

         d. The date initially fixed in the by-laws for the annual meeting of stockholders of the corporation is:

                           3rd Wednesday in May

         e. The name and business address of the resident agent, if any, of the corporation is:

                           Not Applicable

IN WITNESS WHEREOF and under the penalties of perjury, the INCORPORATOR(S) sign(s) these Articles of Organization this 24th day of September, 1986.

                                                /s/ Peter B. Finn
                                               ---------------------------------
                                               Peter B. Finn, Incorporator